MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding ("**MOU**" or **Memorandum**") is entered into this 15th day of August, 2022, by and between:

CANNABIS AVATĀRA SOCIEDAD DEL ESTADO ("CANNAVA"), a state-owned company of the Province of Jujuy, duly incorporated and existing under the laws of the Argentine Republic, with Tax Identification Number (CUIT) 30-71627410- 8, residing at La Caridad Street No. 320, San Salvador de Jujuy, Province of Jujuy, Argentine Republic, represented in this act by its President, Mr. Gerardo Gastón Morales, identified with national identity card No. 31.463.683 and invested with the powers to grant this act in accordance with Decree No. 34/2019.

-and-

CANNANATURA GMBH ("CANNANATURA"), a company incorporated and existing under the laws of Switzerland residing at Baareratrasse 25, 6300 Zug, Switzerland, represented in this act by Mr. Stefan Strebel, identified by passport number X0605185, legally authorized to enter into this act by virtue of his capacity as Director.

-and-

INSTADOSE PHARMA CORP. ("INSTADOSE PHARMA"), a company duly incorporated and existing under the laws of British Columbia, Canada, residing at 5500 North Service Road, Suite 301, Burlington, Ontario L7L 6W6 Canada, represented in this act by Alex Wylie, identified with passport number AG948355, legally authorized to enter into this act in his capacity as Chief Executive Officer.

(each of CANNAVA, CANNANATURA, and INSTADOSE PHARMA shall hereinafter each be referred to as a "**Party**" and collectively as, the "**Parties**")

WHEREAS:

(i) CANNAVA is engaged in the public production of medical cannabis, encompassing the entire production chain, from the cultivation of the plant to its processing and subsequent production of pharmaceutical grade finished products, complying with international quality standards throughout the entire process. CANNAVA has a biotechnology complex in which CANNAVA (i) annually produces up to 100 thousand kilograms of the active pharmaceutical ingredient of plant origin, known as *pharma-grade medical cannabis inflorescences* or API of plant origin (the "**API of Plant Origin**"), carrying out the entire production process from the seed and cultivation of the plant to its harvesting, post-harvest processing, drying and packaging; implementing different cultivation strategies and incorporating technology into this process; (ii) carries out the public production of medicinal cannabis derivatives of pharmaceutical grade, for which it has a 600m2 GMP-grade industrial pharmaceutical laboratory with a processing capacity of 100 thousand kilograms of API of Plant Origin per year. This laboratory is equipped with the best technological system in the country and the

region and is exclusively engaged in the manufacture of up to 8 mil thousand kilograms of active pharmaceutical ingredients derived from the plant and up to 2.5 million units of 10 ml. of final products derived from this plant; and (iii) produces the pharmaceutical grade medicinal oil called "CANNAVA CBD10", which is entirely produced in the territory of the province of Jujuy, being the first pharmaceutical-grade product of its kind in the national industry;

(ii) CANNANATURA distributes cannabis, providing supply to pharmaceutical companies in Switzerland, Germany, the Czech Republic, and other places in Continental Europe, being the exclusive distributor of INSTADOSE PHARMA in Europe and Israel;

(iii) INSTADOSE PHARMA commercializes cannabis-derived products via its operational subsidiaries and joint venture partners;

(iv) CANNANATURA, and INSTADOSE PHARMA (each, a "**Buyer**" and collectively, the "**Buyers**") have expressed to CANNAVA their interest in developing certain business together with CANNAVA. In particular, the Buyers have proposed to CANNAVA the buying and selling of future production of certain quantities of API of Plant Origin for its sale and distribution within leading international laboratories in Europe (the "**Joint Business Development**"); and

(v) The Parties wish to enter into this Memorandum for the purpose of agreeing on a framework of general guidelines for the terms and conditions of the Joint Business Development.

NOW, THEREFORE, for due consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1. Joint Business Development

1.1. Purchase and Sale of API of Plant Origin in the European Market

The Parties agree to conduct negotiations in good faith tending towards agreeing upon the Joint Business Development joint as described herein and destined for the European pharmaceutical market in full compliance with the laws and regulations governing the activity ("**Purchase and sale of API of Plant Origin**").

2. Purchase and Sale of API of Plant Origin by the Buyers.

2.1. Purchase and Sale.

The Buyers agree to buy from CANNAVA the quantities of API of Plant Origin on the terms and conditions set forth in Annex A hereto and in the other clauses hereof.

2.2 Proprietary Genetics

CANNAVA shall purchase proprietary genetics and seeds of API of Plant Origin pre-approved by the Buyers in accordance with the purchase price and guidelines included in Annex B hereof (the "**Proprietary Genetics**"). The Proprietary Genetics will be exclusive to the Buyers and legal registered owner of the Proprietary Genetics and may only be used by CANNAVA for the purpose of growing and/or producing quantities of API of Plant Origin for the Buyers.

2.3 Supply Agreement.

The Buyers shall sign or cause one or more of its operational subsidiaries and/or related parties (each, a "**Related Buyer Party**") to sign, a supply agreement for the Purchase and Sale of API of Plant Origin on conditions to be negotiated and eventually agreed upon by the Parties, which shall contain the terms and conditions set forth in Annex A hereof and in those standard clauses for this type of transaction (the "**Supply Agreement**").

2.4. Advance Payment.

The Buyers agree to pay or cause one or more of its Related Buyer Parties to pay, an advance of the purchase price (the "**Advance Payment**") for the Purchase and Sale of API of Plant Origin of at least the 15% of the total amount indicated in the Supply Agreement (the "**Purchase Price**") that shall be payable within 30 days of the date of signature of the Supply Agreement.

2.5. Preferential Right.

(a) Other than for API of Plant Origin utilizing the Proprietary Genetics which may only be grown and/or produced for sale to the Buyers and/or Related Buyer Parties, the Parties shall agree in the Supply Agreement to grant a preferential right in favor of the Buyers and Related Buyer Parties (the "**Preferential Right**") under which it shall be established that in the event that CANNAVA receives a purchase offer for API of Plant Origin from a third party at better price conditions than the price agreed upon with CANNAVA, the Buyers and Related Buyer Parties shall have a preferential right to: (i) conduct its own due diligence as to the legitimacy of the third party; and (ii) assuming a confirmatory outcome with respect to said due diligence set forth in (i), purchase such quantities of API of Plant Origin at the best price offered by the said third party.

(b) The Preferential Right may only be exercised by the Buyers or applicable Related Buyer Parties after completion of the Advance Payment set forth in clause 2.4 hereof.

2.6. Cannanatura Europe Laboratories. Other Interested Parties. Buyer Tasks.

(a) The purpose of the Purchase and Sale of API of Plant Origin shall be the provision of supply by the Buyers to leading international laboratories located in Europe, which are currently customers of Cannanatura (the "**Cannanatura Europe Laboratories**"). A non-exhaustive list of the Cannanatura Europe Laboratories, regarding which the Buyers shall undertake to make their best efforts to sell the API of Plant Origin to be purchased from CANNAVA, is included in Annex A, *provided that* with respect to Cannanatura

Europe Laboratories, CANNAVA may only sell to such laboratories through the participation of the Buyers on the terms hereof.

(b) In relation to potential interested parties, other than Cannatura Europe Laboratories, who are interested in acquiring API of Plant Origin and presented by the Buyers (**"Other Interested Parties"**), the names of such Other Interested Parties shall be notified to CANNAVA by the aforesaid companies and in the event that CANNAVA does not indicate that it has business ties with such Other Interested Parties, the Buyers may agree to the sale of API of Plant Origin with the Other Interested Parties.

(c) The following tasks, among others, shall be performed by the Buyers:

(i) arrange with the Cannanatura Europe Laboratories and Other Interested Parties, as applicable, the Purchase and Sale of API of Plant Origin in the quantities agreed upon in the Supply Agreement;

(ii) obtain the import license of API of Plant Origin in the countries of the Cannanatura Europe Laboratories and Other Interested Parties;

(iii) contract, pay and supervise the transportation of the API of Plant Origin from the specified port in the Argentine Republic to the facilities of the Cannanatura Europe Laboratories and Other Interested Parties;

(iv) such other tasks as the Parties may agree in writing.

(d) Notwithstanding the terms of this Section 2, CANNAVA shall be prohibited from selling API of Plant Origin containing the Proprietary Genetics absent the consent of the legal registered owner of the Proprietary Genetics, in writing, which consent may be arbitrarily withheld.

3. <u>Commercial Agency.</u>

3.1 <u>Directly Interested Parties</u>

(a) With respect to other parties interested in acquiring API of Plant Origin not containing the Proprietary Genetics, other than the Cannanatura Europe Laboratories and the Other Interested Parties, (the **"Directly Interested Parties"**), including for example those who may approach CANNAVA directly or with whom CANNAVA has business discussions, CANNAVA may in its sole discretion:

(i) proceed with the sale directly without the involvement of the Buyers in which case they shall not be entitled to compensation for such sales; or

(ii) agree to engage one or more of the Buyers as commercial agents of CANNAVA on the basis of a commercial agency agreement (the **"Commercial Agency Agreement"**), which shall include the following guidelines among others:

(a) CANNAVA shall request the Directly Interested Parties for information about their business and legal background and share such information with the Buyers, who may ask the Directly Interested Parties for additional information;

(b) The Buyers shall evaluate the background of the Directly Interested Parties and decide whether or not to participate as commercial agents of CANNAVA for each transaction with the Directly Interested Parties; and

(c) If the Buyers decide to participate as commercial agents of CANNAVA, they shall perform the following tasks on CANNAVA's behalf:

(1) negotiate and agree on the Purchase and Sale of API of Plant Origin with the Directly Interested Parties on behalf and to the order of CANNAVA, at all times consulting CANNAVA about the preliminary talks and negotiation with the Directly Interested Parties, and a prior formal written approval from CANNAVA must be received in relation to the Advance Payment and Purchase Price. CANNAVA may participate in the aforesaid negotiations;

(2) assist in obtaining the import licenses of API of Plant Origin in the countries of the Directly Interested Parties and the logistical and administrative matters of the operations; and

(3) perform those other tasks as may be agreed upon by the Parties.

(d) The Parties to each Supply Agreement governing the Purchase and Sale of API of Plant Origin with Directly Interested Parties shall be CANNAVA as the seller and the Directly Interested Parties as the Buyers.

(e) The Buyers shall be entitled to receive compensation equal to the amount of the Purchase Price payable by the Directly Interested Parties for the API of Plant Origin to be established in the Commercial Agency Agreement.

(b) Notwithstanding the terms of this Section 3, CANNAVA shall be prohibited from selling API of Plant Origin containing the Proprietary Genetics absent the consent of the legal and registered owner of the Proprietary Genetics, in writing, which consent may be arbitrarily withheld.

4. Negotiation of the Definitive Documents. Term. Due Diligence. Non-exclusive.

4.1. Definitive Documents.

The Parties shall make their best efforts to conduct negotiations in good faith to reach agreements with respect to the Joint Business Development and to agree upon the terms and

conditions of the agreements and other applicable related documents (the **"Definitive Agreements"**), which shall include, among others, the following documents:

(i) Supply Agreements;

(ii) Documents guaranteeing the payment of the Purchase Price, including letters of credit, bank guarantees, and commercial guarantees, among others; and

(iii) If applicable, the Commercial Agency Agreement.

4.2. Signing Date. Negotiation Term.

(a) The Parties express their intention to negotiate, and eventually to reach the corresponding agreements and sign the Definitive Documents on or before October 30th, 2022 (the **"Signing Date"**).

(b) In the event that the Parties do not sign the Definitive Agreements on or before the Signing Date, this MOU shall terminate automatically on such date without liability for the Parties and without prejudice to the right of the Parties to extend the term of this MOU by mutual agreement.

4.3. Due Diligence.

CANNAVA shall conduct a due diligence process on the Buyers based on a review of the documentation listed in Annex C hereto.

4.4. Non-exclusive right in favor of the Buyers.

The Parties expressly establish that the agreements between the Parties shall not have an exclusive character in favor of the Buyers nor shall they grant an exclusive right of any nature in favor of the Buyers except for the sale of API of Plant Origin utilizing the Proprietary Genetics to the Cannanatura Europe Laboratories and Other Interested Parties presented by the aforesaid Parties. Therefore, CANNAVA may sell directly and/or indirectly in any market and to any party and laboratory, including those in the countries, markets, and laboratories in which the Buyers and/or their shareholders, affiliated and/or Related Buyer Parties may sell.

4.5. Exclusive right in favor of CANNAVA.

The Parties shall agree in the Supply Agreement to grant a preferential right in favor of CANNAVA (the **"Preferential Right to CANNAVA"**) under which it shall be established that in the event that any Buyer and/or Related Buyer Parties receives a sale offer for API of Plant Origin from a third party at better price conditions than the price agreed upon with CANNAVA, CANNAVA shall have the preferential right to: (i) conduct its own due diligence as to the legitimacy of the third party; and (ii) assuming a confirmatory outcome with respect to said due diligence set forth in (i), sell such quantities of API of Plant Origin at the best price offered by said third party.

5. Confidentiality.

(a) All communications, documents, plans, etc. exchanged between the Parties are and shall remain confidential. Each Party shall keep in strict confidence and shall not use or disclose (except as necessary to implement the terms established hereof and except for

information expressly required under Argentine law and regulation) any information received from the other Party and all such information shall be treated as confidential. Notwithstanding the foregoing, confidential information does not include information that: (i) by the time of its publication is, or subsequently becomes, generally available information known to the public, without resulting from a direct or indirect violation of this MOU; (ii) was known to or was in the possession of the receiving Party, as established by documentary evidence, prior to its disclosure by or on behalf of the disclosing Party, in accordance with this MOU; (iii) was or is independently developed by the receiving Party, as established by documentary evidence, without reference to or use of confidential information, in whole or in part, of the other Party; and/or (iv) to the extent required to be disclosed by any court or other governmental authority.

(b) Except as required by law, the Parties and their representatives shall not disclose that any discussion or negotiation relating to the Joint Business Development, the terms, conditions, or other facts related to any agreement between the Parties is taking place without the prior written consent of the other Party. Where required by law, the Parties shall first obtain the approval of INSTADOSE PHARMA as to the form, nature, and extent of the disclosure.

(c) The obligations of the Parties to keep the aforementioned information confidential shall subsist for a term of two (2) years.

(d) Any information related to this Memorandum or the Definitive Agreement, to be disclosed to the public by the Parties, shall require the agreement of the Parties in writing prior to any communication.

6. <u>Liability.</u>

(a) This MOU is intended to facilitate negotiations between the Parties and does not constitute a legally binding agreement, but only a sign of intention, and neither does it create any liability or obligation of any nature (whether contractual, pre-contractual or other) between the signatories with respect to any transaction or matter contemplated or described or referred to herein in the event that at any time and for any reason it is decided, as the case may be, not to develop or carry out the business contemplated herein. Likewise, this MOU cannot and should not be considered a partial agreement, for which reason the provisions of Article 982 of the Argentine Civil and Commercial Code do not apply to it.

(b) If for any reason, the Definitive Agreements are not agreed or entered into on or before the Signing Date, neither Party shall be liable or have any obligation to the other, and each shall bear its respective costs and expenses.

(c) The signature of this MOU does not imply any disbursement. The Parties are responsible for and shall bear the respective costs and expenses incurred by them in connection with the negotiation, entering into, and execution of this MOU and/or the Definitive Agreements.

7. **Termination.**

This Memorandum shall terminate in the following cases:

(i) The Definitive Agreements are not entered into between the Parties on or before the Signing Date and the Parties have not agreed to extend the negotiation term; or

(ii) Upon the agreement of the Parties in writing for its termination.

8. **Miscellaneous provisions.**

(a) The recitals of the MOU form an integral part of the MOU and have the same degree of validity as the clauses hereof.

(b) The Annexes to the MOU form an integral part of the MOU and have the same degree of validity as the clauses hereof.

(c) This Memorandum may only be amended and/or supplemented by the written agreement of the Parties.

(d) This Memorandum and the Definitive Documents shall be governed by and construed in accordance with the laws of the Argentine Republic and any dispute in connection therewith shall be subject to the courts of the Argentine Republic.

(e) This Memorandum constitutes the entire agreement between the Parties with respect to its subject matter and replaces any prior agreements, understandings, negotiations, and discussions between the Parties, whether oral or written, in connection therewith.

(f) This Memorandum may be signed by the Parties in separate copies, each of which, after execution and delivery, shall constitute an original, but all copies together constitute the same document. Delivery of a signed copy by .pdf, .tiff, .gif, .jpg or similar image sent by e-mail shall have the same effect as delivery of an original copy.

(the signature page is to follow)

In the City of San Salvador de Jujuy, Province of Jujuy, on the 20th day of the month of September of 2022, four identical counterparts are signed.

CANNABIS AVATĀRA SOCIEDAD DEL ESTADO

By: ____________________
Mr. Gerardo Gastón Morales
President

CANNANATURA GMBH

By: ____________________
Mr. Stefan Strebel
Director

By: ____________________
Mr. Zoltan Majoros
Director

INSTADOSE PHARMA CORP.

By: ____________________
Mr. Alex Wylie
Chief Executive Officer